Exhibit 10.4

AMENDMENT 2010-1

to the

NORDSTROM 401(k) PLAN & PROFIT SHARING

(2008 Restatement)

The Nordstrom 401(k) Plan & Profit Sharing (the “Plan”) is hereby amended pursuant to Plan Section 13.1-2 to reflect a change in Plan administration, based on the recommendation of Corporate Employee Benefits. Effective for distributions on or after April 1, 2010, the Plan will include the balance of a Participant’s rollover account in applying the dollar threshold for involuntary distributions from the Plan.

1. Section 10.1 Distribution of Benefits is amended by replacing Section 10.1-1 Lump Sum Payment with the following, effective for distributions on or after April 1, 2010:

“10.1-1 Lump Sum Payment. Upon the occurrence of any of the events specified in Article IX requiring or permitting a distribution of benefits to a Participant or his or her beneficiary, the Administrator shall instruct the Trustee to distribute benefits, determined in accordance with 10.2, below, in a single lump sum payment unless the Trustee receives a timely election for a different form of benefit. If the present value of a Participant’s benefit exceeds $1,000 ($5,000 prior to March 28, 2005) and the benefit is Immediately Distributable (see 10.1-3), the Administrator must obtain the consent of the Participant for the distribution. For purposes of applying the $1,000 threshold in the preceding sentence, the Plan shall disregard the balance in a Participant’s rollover account for distributions from this Plan made after March 28, 2005 and before April 1, 2010, and shall include the balance in a Participant’s rollover account for distributions from this Plan made on or after April 1, 2010. Consent of the Participant shall be written.”

IN WITNESS WHEREOF, pursuant to proper authority, this Amendment 2010-1 has been executed on behalf of the Company by its Executive Vice President, Corporate Human Resources & Diversity Affairs, this     14     day of     April    , 2010.

NORDSTROM, INC.

By:	/s/ Delena M. Sunday

Title:	Executive Vice President, Corporate Human Resources & Diversity Affairs

NORDSTROM 401(k) PLAN & PROFIT SHARING

AMENDMENT 2010-1